SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 10, 2004
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                          Sutter Holding Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)



                 Delaware               001-15733          59-2651232
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      (State or Other Jurisdiction  (Commission File      (IRS Employer
            of Incorporation)            Number)       Identification No.)



         220 Montgomery Street, Suite 2100, San Francisco CA            94104
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              (Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code     (415) 788-1441
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01       Changes in Registrant's Certifying Accountant

On October 10, 2004, the Registrant received the resignation of BDO Seidman, LLP ("BDO") as its principal independent accountants.

BDO's report on the Registrant's financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During Registrant's fiscal year ended December 31, 2003, and the subsequent interim periods through September 30, 2004, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for that period, nor have there been any "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K during such period.

Effective as of October 12, 2004, the Registrant's Board of Directors approved the engagement of, and engaged, the firm of Burr, Pilger & Mayer, LLP ("BPM"), San Francisco, California, as independent accountants for its fiscal year ending December 31, 2004 and beyond. The Registrant has not, during the two fiscal years ended December 31, 2003, nor during the interim period prior to engagement of BPM, consulted BPM regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any disagreement described under Item 304(a)(1)(iv) of Regulation S-K or any reportable event described under Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01      Financial Statements and Exhibits

(c)      Exhibits

         (16) Letter regarding changes in certifying accountant (to be filed by amendment)


SIGNATURES

October 14, 2004                  SUTTER HOLDING COMPANY, INC.

                                  By: /s/ WILLIAM G. KNUFF, III
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                                      William G. Knuff, III,
                                      Co-Chief Executive
                                      Officer and Chief Financial Officer